Exhibit 99.1
AMERICAN GREETINGS ANNOUNCES THIRD QUARTER RESULTS
CLEVELAND (December 20, 2007) — American Greetings Corporation (NYSE: AM) today announced its third quarter results for the fiscal quarter ended November 23, 2007 and announced a 10 cent per share cash dividend.
Third Quarter Results
For the third quarter of fiscal 2008, the Company reported total revenue of $485.7 million, pre-tax income from continuing operations of $44.5 million, and income from continuing operations of $29.5 million or 53 cents per share (all per-share amounts assume dilution).
In the prior year’s third fiscal quarter, the Company reported total revenue of $521.2 million, pre-tax income from continuing operations of $68.1 million, and income from continuing operations of $47.0 million or 79 cents per share. Included in the prior year’s results is a $20 million pre-tax gain the Company recognized as a result of retailer consolidations and the effect the consolidations had on several long-term supply agreements between the Company and the affected retailers. The prior year’s third quarter also included approximately $14 million of revenue associated with product lines that have since been divested.
Management Comments and Outlook
Chief Executive Officer Zev Weiss said, “During the third quarter, we continued to see improved performance at retail as a result of our strategic card initiative. We continue to receive positive feedback from our retail partners regarding the improvements in cards and are pleased with the card initiative.”
During the third quarter, the Company also announced that it acquired Webshots and that it entered into an agreement to acquire PhotoWorks, two Internet based digital photo sharing businesses. Weiss said, “The acquisition of Webshots gives us the opportunity to expand our current product offerings of online social expressions into the adjacent area of online photo sharing, while PhotoWorks is expected to bring together both the digital and physical products that we believe consumers desire. These transactions provide the opportunity to establish a leadership position in this growing channel of the social expression industry.”
Weiss affirmed the Company’s previously announced estimate of earnings per share from continuing operations for fiscal 2008 to be between $1.35 to $1.55 per share. “While we believe that the earnings guidance provided in April of this year is still appropriate, considering the balance of risks and opportunities it is possible that we will perform around the higher end of the range,” added Weiss.
Investing and Financing Activities
The Company used $45.2 million of cash during the quarter to acquire Webshots.
Under the Company’s $100 million share repurchase program, during the third quarter, the Company purchased approximately 1.7 million shares of its Class A common stock for about

$41 million. The Company has reduced its diluted share count by about 35% over the past 30 months.
The Company’s Board of Directors authorized a cash dividend of 10 cents per share to be paid on January 14, 2008 to shareholders of record at the close of business on January 4, 2008.
Conference Call on the Web
American Greetings will broadcast its conference call live on the Internet at 9:00 a.m. Eastern time today. The conference call will be accessible through the Investor Relations section of the American Greetings Web site at http://investors.americangreetings.com. A replay of the call will be available on the site.
About American Greetings Corporation
American Greetings Corporation (NYSE: AM) is one of the world’s largest manufacturers of social expression products. Along with greeting cards, its product lines include gift wrap, party goods, stationery, calendars, ornaments and electronic greetings. Located in Cleveland, Ohio, American Greetings generates annual revenue of approximately $1.7 billion. For more information on the Company, visit http://corporate.americangreetings.com.
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CONTACT:
Gregory M. Steinberg
Treasurer and Director of Investor Relations
American Greetings Corporation
216-252-4864
investor.relations@amgreetings.com
Certain statements in this release, including those under “Management Comments and Outlook” may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and may be beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:
•	retail consolidations, acquisitions and bankruptcies, including the possibility of resulting adverse changes to retail contract terms;

•	the Company’s ability to successfully implement its strategy to invest in its core greeting card business;

•	the timing and impact of investments in new retail or product strategies as well as new product introductions and achieving the desired benefits from those investments;

•	the timing and impact of converting customers to a scan-based trading model;

•	the ability to execute share repurchase programs or the ability to achieve the desired accretive effect from such repurchases;

•	the ability to successfully complete the proposed acquisition of PhotoWorks and the ability to successfully integrate acquisitions;

•	the Company’s ability to successfully complete, or achieve the desired benefits associated with, dispositions;

•	a weak retail environment;

•	consumer acceptance of products as priced and marketed;

•	the impact of technology on core product sales;

•	competitive terms of sale offered to customers;

•	successful implementation of supply chain improvements and achievement of projected cost savings from those improvements;

•	increases in the cost of material, energy, freight, and other production costs;

•	the Company’s ability to comply with its debt covenants;

•	fluctuations in the value of currencies in major areas where the Company operates, including the U.S. Dollar, Euro, U.K. Pound Sterling, and Canadian Dollar;

•	escalation in the cost of providing employee health care; and

•	the outcome of any legal claims known or unknown.
Risks pertaining specifically to AG Interactive include the viability of online advertising, subscriptions as revenue generators and the public’s acceptance of online greetings and other social expression products.
In addition, this release contains time-sensitive information that reflects management’s best analysis as of the date of this release. American Greetings does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in the Company’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2007.

AMERICAN GREETINGS CORPORATION
THIRD QUARTER CONSOLIDATED STATEMENT OF INCOME
FISCAL YEAR ENDING FEBRUARY 29, 2008
(In thousands of dollars except share and per share amounts)

	(Unaudited)
	Three Months Ended		Nine Months Ended
	November 23,	November 24,	November 23,	November 24,
	2007	2006	2007	2006
Net sales	$474,995	$510,102	$1,258,829	$1,271,755
Other revenue	10,751	11,052	24,309	26,537

Total revenue	485,746	521,154	1,283,138	1,298,292

Material, labor and other production costs	223,329	245,187	547,509	593,232
Selling, distribution and marketing expenses	159,420	157,364	444,695	451,419
Administrative and general expenses	60,481	65,287	178,291	183,516
Other operating income — net	(127)	(20,541)	(807)	(20,963)

Operating income	42,643	73,857	113,450	91,088

Interest expense	4,835	6,951	14,431	27,024
Interest income	(2,115)	(1,258)	(5,834)	(6,716)
Other non-operating (income) expense — net	(4,582)	91	(7,478)	(2,811)

Income from continuing operations before income tax expense	44,505	68,073	112,331	73,591
Income tax expense	15,017	21,058	43,495	22,583

Income from continuing operations	29,488	47,015	68,836	51,008

(Loss) income from discontinued operations, net of tax	(472)	2,692	(1,395)	3,593

Net income	$29,016	$49,707	$67,441	$54,601

Earnings per share — basic:
Income from continuing operations	$0.54	$0.79	$1.25	$0.87
(Loss) income from discontinued operations	(0.01)	0.05	(0.03)	0.06

Net income	$0.53	$0.84	$1.22	$0.93

Earnings per share — assuming dilution:
Income from continuing operations	$0.53	$0.79	$1.24	$0.82
(Loss) income from discontinued operations	(0.01)	0.04	(0.03)	0.06

Net income	$0.52	$0.83	$1.21	$0.88

Average number of common shares outstanding	55,022,689	59,502,276	55,350,736	58,590,857

Average number of common shares outstanding - assuming dilution	55,466,351	59,902,127	55,726,990	64,361,644

Dividends declared per share	$0.10	$0.08	$0.30	$0.24

AMERICAN GREETINGS CORPORATION
THIRD QUARTER CONSOLIDATED STATEMENT OF FINANCIAL POSITION
FISCAL YEAR ENDING FEBRUARY 29, 2008
(In thousands of dollars)

	(Unaudited)
	November 23,	November 24,
	2007	2006
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$71,117	$86,216
Trade accounts receivable, net	205,702	239,207
Inventories	239,209	244,181
Deferred and refundable income taxes	76,568	160,983
Assets of businesses held for sale	2,216	13,310
Prepaid expenses and other	213,529	295,866

Total current assets	808,341	1,039,763

GOODWILL	267,308	219,093
OTHER ASSETS	389,324	459,269
DEFERRED AND REFUNDABLE INCOME TAXES	111,959	—

Property, plant and equipment — at cost	975,721	968,755
Less accumulated depreciation	684,170	668,524

PROPERTY, PLANT AND EQUIPMENT — NET	291,551	300,231

	$1,868,483	$2,018,356

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Debt due within one year	$46,490	$142,000
Accounts payable	131,099	126,956
Accrued liabilities	89,751	91,108
Accrued compensation and benefits	58,969	58,720
Income taxes	31,255	17,412
Liabilities of businesses held for sale	1,383	1,629
Other current liabilities	96,896	91,162

Total current liabilities	455,843	528,987

LONG-TERM DEBT	200,975	223,985
OTHER LIABILITIES	149,869	101,003
DEFERRED INCOME TAXES AND NONCURRENT INCOME TAXES PAYABLE	31,877	25,306

SHAREHOLDERS’ EQUITY
Common shares — Class A	49,929	53,775
Common shares — Class B	3,442	4,224
Capital in excess of par value	443,326	417,444
Treasury stock	(780,044)	(643,540)
Accumulated other comprehensive income	22,982	36,067
Retained earnings	1,290,284	1,271,105

Total shareholders’ equity	1,029,919	1,139,075

	$1,868,483	$2,018,356

AMERICAN GREETINGS CORPORATION
THIRD QUARTER CONSOLIDATED STATEMENT OF CASH FLOWS
FISCAL YEAR ENDING FEBRUARY 29, 2008
(In thousands of dollars)

	(Unaudited)
	Nine Months Ended
	November 23,	November 24,
	2007	2006
OPERATING ACTIVITIES:
Net income	$67,441	$54,601
Loss (income) from discontinued operations	1,395	(3,593)

Income from continuing operations	68,836	51,008
Adjustments to reconcile to net cash provided (used) by operating activities:
Net (gain) loss on disposal of fixed assets	(481)	754
Loss on extinguishment of debt	—	5,055
Depreciation and amortization	36,002	37,229
Deferred income taxes	(7,994)	5,827
Other non-cash charges	5,719	9,180
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Increase in trade accounts receivable	(99,268)	(92,821)
Increase in inventories	(49,911)	(27,202)
Decrease (increase) in other current assets	18,090	(96,250)
Decrease in deferred costs — net	29,338	110,076
Increase (decrease) in accounts payable and other liabilities	38,295	(5,894)
Other — net	4,718	(6,265)

Cash Provided (Used) by Operating Activities	43,344	(9,303)

INVESTING ACTIVITIES:
Proceeds from sale of short-term investments	692,985	1,026,280
Purchases of short-term investments	(692,985)	(817,540)
Property, plant and equipment additions	(37,394)	(29,600)
Cash payments for business acquisitions, net of cash acquired	(51,256)	(11,154)
Cash receipts related to discontinued operations	4,283	12,559
Proceeds from sale of fixed assets	2,656	695

Cash (Used) Provided by Investing Activities	(81,711)	181,240

FINANCING ACTIVITIES:
Increase in long-term debt	—	200,000
Reduction of long-term debt	—	(440,588)
Increase in short-term debt	23,800	142,000
Sale of stock under benefit plans	26,198	5,630
Purchase of treasury shares	(74,572)	(186,331)
Dividends to shareholders	(16,657)	(13,909)
Debt issuance costs	—	(8,344)

Cash Used by Financing Activities	(41,231)	(301,542)

DISCONTINUED OPERATIONS:
Cash used by operating activities from discontinued operations	(839)	(2,377)
Cash provided by investing activities from discontinued operations	—	1,656

Cash Used by Discontinued Operations	(839)	(721)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	6,841	2,929

DECREASE IN CASH AND CASH EQUIVALENTS	(73,596)	(127,397)

Cash and Cash Equivalents at Beginning of Year	144,713	213,613

Cash and Cash Equivalents at End of Period	$71,117	$86,216

AMERICAN GREETINGS CORPORATION
THIRD QUARTER CONSOLIDATED SEGMENT DISCLOSURES
FISCAL YEAR ENDING FEBRUARY 29, 2008
(In thousands of dollars)

		(Unaudited)
	Three Months Ended		Nine Months Ended
	November 23,	November 24,	November 23,	November 24,
	2007	2006	2007	2006
Total Revenue:
North American Social Expression Products	$339,543	$371,726	$892,518	$908,909
Intersegment items	(19,423)	(14,953)	(41,532)	(47,811)
Exchange rate adjustment	2,972	218	4,318	325

Net	323,092	356,991	855,304	861,423

International Social Expression Products	80,604	82,526	199,648	209,019
Exchange rate adjustment	8,606	794	17,958	(1,527)

Net	89,210	83,320	217,606	207,492

Retail Operations	39,550	42,252	115,856	125,206
Exchange rate adjustment	2,467	178	3,540	299

Net	42,017	42,430	119,396	125,505

AG Interactive	18,912	21,663	55,964	62,151
Exchange rate adjustment	(2)	31	(1)	76

Net	18,910	21,694	55,963	62,227

Non-reportable segments	12,486	16,679	34,754	41,510

Unallocated	31	40	115	135

	$485,746	$521,154	$1,283,138	$1,298,292

Segment Earnings (Loss):
North American Social Expression Products	$64,549	$98,533	$192,288	$182,111
Intersegment items	(14,481)	(10,296)	(31,203)	(34,125)
Exchange rate adjustment	1,557	80	2,360	129

Net	51,625	88,317	163,445	148,115

International Social Expression Products	10,037	6,092	11,470	7,148
Exchange rate adjustment	1,117	(30)	1,464	34

Net	11,154	6,062	12,934	7,182

Retail Operations	(5,833)	(5,056)	(15,098)	(21,428)
Exchange rate adjustment	86	4	83	1

Net	(5,747)	(5,052)	(15,015)	(21,427)

AG Interactive	2,194	2,249	8,667	5,498
Exchange rate adjustment	15	(18)	(2)	(17)

Net	2,209	2,231	8,665	5,481

Non-reportable segments	636	3,668	3,598	8,308

Unallocated	(15,312)	(27,157)	(61,161)	(73,919)
Exchange rate adjustment	(60)	4	(135)	(149)

Net	(15,372)	(27,153)	(61,296)	(74,068)

	$44,505	$68,073	$112,331	$73,591